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                                                                 EXHIBIT 10.12.1

                    FIRST AMENDEMENT TO EMPLOYMENT AGREEMENT



         This First Amendment to Employment Agreement by and between Pediatrix Medical Group, Inc., a Florida corporation ("Company") and Karl B. Wagner ("Executive") effective January 1, 1999 (the "Agreement") is made and entered into as of the 1st day of January, 2003.

         WHEREAS, the parties entered into the Agreement as of the 20th day of April, 1999;

         WHEREAS, the Agreement set forth certain duties and responsibilities of both the Company and the Executive as they related to Executive's role as Chief Financial Officer of Company; and

         WHEREAS, the parties desire to amend such Agreement to clarify and memorialize certain changes thereto;

         NOW THEREFORE, in consideration of the recitals above and the mutual covenants and conditions herein, Company and Executive agree that effective January 1, 2003, this Amendment modifies the referenced Agreement only as follows:

         1. The text of Section 2.1, Base Salary, shall be deleted in its entirety and replaced with the following:

                  2.1 BASE SALARY. "Commencing January 1, 2003, the Executive shall receive a base salary at the annual rate of not less than Three Hundred Thousand Dollars ($300,000) (the "Base Salary") during the term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to required applicable withholding taxes."

         2. The text of Section 2.2 Performance Bonus, shall be deleted in its entirety and replaced with the following:

                  2.2 PERFORMANCE BONUS. For each calendar year during the Employment Period, the Executive shall be eligible to receive a performance bonus (the "Performance Bonus") in an amount of up to one hundred percent (100%) of the Base Salary, with the actual amount, if any, to be determined at the sole discretion of the Compensation Committee of the Company's Board of Directors. The Company shall pay the Performance Bonus, if any, to the Executive within ninety (90) days after the end of each applicable calendar year.



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         Except as amended herein, all other terms and conditions of the
Agreement shall remain unchanged and in full force and effect.


         IN WITNESS WHEREOF, the parties have executed this Amendment 1 as of the 1st day of January, 2003.



PEDIATRIX MEDICAL GROUP, INC.                        EXECUTIVE:


By: /s/ Roger J. Medel, M.D.                          /s/ Karl B. Wagner
   ------------------------------                    ------------------------
        Roger J. Medel, M.D., M.B.A.                      Karl B. Wagner
        Chief Executive Officer


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